EXHIBIT 5





                                                              December 19, 2001



RELM Wireless Corporation
7100 Technology Drive
West Melbourne, FL 32904


Dear Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-1, Registration Number 333-75512 filed on December 19, 2001, by RELM Wireless Corporation, a Nevada corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 (the "S-1 Registration Statement"). The S-1 Registration Statement relates to the granting of 10,000,000 rights to the Company's equity holders to purchase units where the equity holders will receive one right for each equity position, which is a share, warrant, option or conversion right owned at the close of business of December 14, 2001 by such equity holders to purchase one unit. The S-1 Registration Statement covers the registration of 3,000,000 of the Company's units, 3,000,000 warrants to purchase the Company's common stock, 6,500,000 of the Company's shares of common stock par value $.60 included in the units and underlying the warrants.

         The S-1 Registration Statement also covers the registration of the standby underwriters warrant to purchase 300,000 units which the Company's standby underwriters will receive as a standby fee, 300,000 warrants to purchase the Company's common stock and 650,000 of the Company's shares of common stock par value $.60, included in the units and underlying the warrants.

         The S-1 Registration Statement also covers the registration of 450,000 units which the Company's standby underwriters may purchase at 90% of the subscription price to cover over-allotments, but without the obligation to purchase, 450,000 warrants to purchase the Company's common stock and 1,000,000 of the Company's shares of common stock par value $.60, included in the units and underlying the warrants.

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RELM Wireless Corporation
December 19, 2001
Page 2


         The S-1 Registration Statement also covers the registration of 25,000 units which the standby underwriters will receive as a financial advisory fee, 25,000 warrants to purchase the Company's common stock and 70,000 of the Company's shares of common stock par value $.60, included in the units and underlying the warrants.

         In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) a certified copy of the Articles of Incorporation of the Company, as amended; (b) the Amended and Restated By-Laws of the Company; and (c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies or otherwise identified to our satisfaction all such corporate records of the Company and such other representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have further assumed that a sufficient number of duly authorized and un-issued shares of the Company's common stock will be available for issuance at the time the units are sold in accordance with the terms thereof, and that the consideration received by the Company in respect of each unit, and upon the exercise of each warrant included in each unit, will be no less than the combined par value of the share included in each unit and the share underlying each warrant included in each unit.

         This opinion has been prepared and is to be construed in accordance with the Report on Standards for Opinions of Florida Counsel, dated April 8, 1991, as amended and supplemented September 4, 1998, and issued by the Business Law Section of the Florida Bar (the "Report"). The Report is incorporated by reference into this opinion. For purposes of construing the Report, the "Client" as referenced in the Report is the Company.

         Based upon and subject to the foregoing, and the other qualifications, limitations and assumptions contained herein, and in the Report, we are of the opinion that:

1. The Company has taken all necessary corporate action required to authorize the granting of the rights and the issuance and sale of the units, warrants included in the units, shares of common stock included in the units, shares of common stock underlying the warrants and the standby underwriter's warrant for units; and

2. The shares of common stock included in the units and underlying the warrants will be, upon issuance, in accordance with their respective terms, validly issued and fully paid and non-assessable.

         In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.


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RELM Wireless Corporation
December 19, 2001
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the S-1 Registration Statement.



                                               Very truly yours,
                                               ZACK KOSNITZKY, P.A.



                                               By: /s/ John E. Tober
                                                  --------------------------
                                                  John E. Tober, Esq.
                                                  a Partner